UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2019

F5 Networks, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Elliott Avenue West Seattle, WA	98119
(Address of principal executive offices)	(Zip Code)

Registrant telephone number, including area code (206) 272-5555

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On March 9, 2019, F5 Networks, Inc., a Washington corporation (“F5”) entered into a Merger Agreement (the “Merger Agreement”) with Nginx, Inc., a British Virgin Islands company (“Nginx”), Neva Merger Sub Limited, a British Virgin Islands company and a wholly owned subsidiary of F5 (“Merger Sub”) and Fortis Advisors LLC, a Delaware limited liability company, as security holder representative (the “Securityholder Representative”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into Nginx (the “Merger”), with Nginx surviving the Merger and becoming a wholly-owned subsidiary of F5.

Subject to the terms and conditions of the Merger Agreement, upon consummation of the Merger, F5 will pay an aggregate amount of consideration worth approximately $670,000,000 in cash, subject to certain adjustments set forth in the Merger Agreement, for all of the shares of Nginx (excluding shares (i) owned by Nginx or any subsidiary of Nginx and (ii) held by Nginx shareholders who perfect their dissenters’ rights with respect to the Merger) and all of the other outstanding equity securities of Nginx (the “Merger Consideration”). F5 will pay a portion of the Merger Consideration through its assumption of all unvested and outstanding Nginx options and restricted stock units held by continuing employees of Nginx. All unvested and outstanding Nginx options and restricted stock units held by non-continuing employees of Nginx will be cancelled without consideration, on the terms and conditions set forth in the Merger Agreement.

The Merger Agreement contains customary representations and warranties and covenants. Additionally, upon consummation of the Merger, certain of Nginx’s former securityholders will undertake certain indemnification obligations. At the closing of the Merger, F5 will deposit with an escrow agent (i) $2,000,000 of the Merger Consideration to fund potential payment obligations of certain former securityholders of Nginx with respect to a post-closing purchase price adjustment, and (ii) 1% of the Merger Consideration to fund potential post-closing indemnification obligations of certain former securityholders of Nginx, on the terms and conditions set forth in the Merger Agreement. To supplement the potential post-closing indemnification obligations for breaches of Nginx’s representations and warranties and certain other matters, F5 has obtained an insurance policy, the costs and expenses of which are shared equally by F5 and Nginx’s securityholders (subject to the condition that Nginx’s securityholders will not be required to pay in excess of $1,000,000 in the aggregate for such costs and expenses). The policy is subject to a retention amount, exclusions, policy limits and certain other terms and conditions.

The Merger Agreement and the transactions contemplated thereby, including the Merger, have been approved by the Boards of Directors of Nginx and F5, and subsequent to the execution of the Merger Agreement, by the requisite approval of the Nginx shareholders.

The Merger is expected to close later in the second calendar quarter of 2019 and is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and clearance under the antitrust laws of Russia, Germany and Spain. The Merger Agreement contains certain customary termination rights for F5 and Nginx, including the right to terminate if the Merger is not consummated on or before September 10, 2019, on the terms and conditions set forth in the Merger Agreement.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement and related description are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about F5 in its reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and related description are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to F5 or Nginx. The representations and warranties have been negotiated with the principal purpose of not establishing matters of fact, but rather as a risk allocation method establishing the circumstances under which a party may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. As is customary, the assertions embodied in the representations and warranties made by Nginx in the Merger Agreement are qualified by information contained in confidential disclosure schedules that Nginx has delivered to F5 in connection with the signing of the Merger Agreement. The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable under the securities laws. Shareholders of F5 are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of F5 or Nginx. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement.

Item 7.01	Regulation FD Disclosure.

F5 issued a press release on March 11, 2019 announcing the Merger Agreement and suspension of its currently authorized share repurchase program. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be incorporated by reference into any filing of the registrant, whether made before, on or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01	Other Events.

F5 also announced today that in connection with its acquisition of Nginx, F5 is suspending its common stock share repurchase program. F5 will continue to evaluate market conditions and other factors including F5’s capital requirements in determining when and whether to continue such program and the levels of such program. The program does not require the purchase of any minimum number of shares and the program may be modified, suspended or discontinued at any time.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Merger Agreement, dated March 9, 2019, by and among F5 Networks, Inc., Nginx, Inc., Neva Merger Sub Limited and Fortis Advisors LLC.

99.1	Press Release, dated March 11, 2019 (regarding announcement of the Merger Agreement).

*

Schedules and annexes have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or annex will be furnished supplementally to the Securities and Exchange Commission upon request.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5’s business, future financial performance, sequential growth, projected revenues including target revenue and earnings ranges, income, earnings per share, share amount and share price assumptions, share repurchases, demand for application delivery networking, application delivery services, security, and software products, expectations regarding future services and products, expectations regarding future customers, markets and the benefits of products, and other statements that are not historical facts and which are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, optimization, and software and F5aaS offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisition of NGINX and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the acquisition; uncertainties as to the timing of the transaction; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; F5’s common stock repurchase program and activities thereunder and differences may result from, among other things, actions taken by the Company or its management or Board regarding operations or strategy, and activities and conditions relating to pricing, trading, capital requirement and repurchasing of shares of F5 common stock including continued suspension or modification or discontinuation of the common stock repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this announcement are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC.

(Registrant)

Date: March 11, 2019

	By:	/s/ Frank Pelzer
Frank Pelzer
Executive Vice President and Chief Financial Officer